EXHIBIT 5.1
June 17, 2014

Capstone Therapeutics Corp.
1275 West Washington Street
Suite 104
Tempe, Arizona  85281

Re: Capstone Therapeutics Corp. 2005 Equity Incentive Plan

Ladies and Gentlemen:

We are providing this opinion in connection with the Registration Statement of Capstone Therapeutics Corp. (the “Company”) on Form S-8 (the “Registration Statement”) to be filed under the Securities Act of 1933, as amended (the “Act”), with respect to the proposed issuance by the Company of up to 500,000 additional shares of Common Stock, par value $.0005 per share, of the Company (the “Shares”) pursuant to the Company’s 2005 Equity Incentive Plan, as amended (the “Plan”).  This opinion is being furnished in accordance with the requirements of Item 8 of the Registration Statement and Item 601(b)(5) of Regulation S-K under the Act.

We have examined:  (i) the Registration Statement; (ii) the Company’s Certificate of Incorporation and Bylaws, as amended to date; (iii) the Plan; (iv) the corporate proceedings relating to the adoption of the Plan amendment to increase the number of authorized shares available under the Plan to cover the Shares; and (v) such other documents and records as we have deemed necessary in order to render this opinion.

In rendering the opinion set forth below, we have assumed that:  (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vii) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and in accordance with the Plan and the provisions of duly authorized award agreements under the Plan; (viii) the certificates representing the Shares, when such Shares are issued from time to time, will be duly executed and delivered; and (ix) the Company’s Certificate of Incorporation and Bylaws, as amended to date, and resolutions of the Company’s Board of Directors and shareholders of the Company specifically authorizing the adoption of the Plan amendment to increase the number of authorized shares available under the Plan to cover the Shares remain in effect and unmodified.

Based upon the foregoing, and subject to the qualifications stated herein, it is our opinion that when (i) the Registration Statement becomes effective under the Act; (ii) if issued in physical form, certificates representing the Shares have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if issued in book entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with the Company’s transfer agent for the Company’s Common Stock has been issued by said transfer agent, and (iii) such Shares have been delivered and paid for in accordance with the terms and conditions of the Plan for consideration constituting lawful and adequate consideration under Delaware law, the issuance and sale of such Shares will have been duly authorized, and such Shares will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement.  In the giving of our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

Very truly yours, /s/ QUARLES & BRADY LLP